Exhibit 99.1

D.J. Noble Chairman and Chief Executive Officer

June 22, 2004

Dear Policyholder:

I am taking this opportunity to write to you regarding a settlement agreement that American Equity recently reached, which is explained in detail in the enclosed materials.

The settlement arises out of a lawsuit challenging alleged actions by American Equity in connection with the marketing and sale of certain equity indexed annuities.  American Equity denies that it has engaged in any wrongdoing, and the federal court that is considering the settlement has not found American Equity’s actions to be improper.  If the Court approves the settlement, it will provide American Equity with a broad release of any alleged liability concerning the equity indexed annuities included in the settlement.

As American Equity had explained to the court, it agreed to the settlement for two reasons:  the settlement provides benefits to American Equity policyholders and at the same time resolves the allegations that have been made against the Company.  The enclosed materials are designed to answer questions you may have regarding the settlement, such as what benefits are provided, whether you are a member of the settlement class, and what rights and options you may have with regard to the settlement.  If, after reviewing these materials, you still have questions, please call toll-free 1-866-848-8052 for further information.  (Please do not contact your agent, as he or she will not be in a position to answer settlement related questions.)

As always, thank you for your continuing business.  Again, if you have any questions regarding the settlement agreement, please call toll-free 1-866-848-8052.

Very truly yours,

/s/ David J. Noble
David J. Noble
Chairman and Chief Executive Officer

NOTICE OF PROPOSED CLASS ACTION SETTLEMENT

STRUBE V. AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

CASE NO. 6:01-CV-1236-ORL-19DAB

UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA

If you bought an “equity indexed annuity” from American Equity Investment Life Insurance Company identified as Index-1, Index P-3, Index-4, Index-5, Index-6, Index-8, Index-10 or Index-12, you may be entitled to benefits from a class action settlement.

This notice is being sent pursuant to court order in the above-referenced case.

This is not a solicitation from a lawyer.

•      The settlement resolves a lawsuit about the alleged actions of American Equity Investment Life Insurance Company (“American Equity”) in marketing and selling certain equity indexed annuities.

•      The settlement provides tangible benefits to eligible Class Members who purchased or otherwise own certain equity indexed annuities sold by American Equity.  Eligible policy values will be enhanced, and Class Members will be given the right to receive immediate monthly income.

•      Your legal rights are affected whether you act or don’t act.  Read this notice carefully.

YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:

DO NOTHING AT THIS TIME

You are not required to do anything at this time. If the settlement is approved by the Court, you will be given the right to choose between and among the benefits described in paragraphs 8 through 12 below.

EXCLUDE YOURSELF	If you have no interest in receiving benefits from the settlement, you may exclude yourself from the settlement by following the procedures set forth in paragraphs 14 through 16 below.

OBJECT	If you do not like the terms of the settlement, you may write to the Court as set forth in paragraphs 19 and 20 below.

GO TO A HEARING	While not necessary, you have the right to speak in a court proceeding about the fairness of the settlement as set forth in paragraphs 21 through 23 below.

•      These rights and options — and the deadlines to exercise them — are explained below.

•      The Court in charge of this case still has to decide whether to approve the settlement.  If the settlement is approved, you will receive another notice regarding the benefits you are entitled to and what you must do to receive them.

BASIC INFORMATION

1)     Why did I get this notice package?  This package explains the lawsuit, the settlement, whether you are a Class Member, your legal rights, what benefits are available to you if you are a Class Member, and how to get them.  If the Court approves the settlement, you will receive another notice with additional information about the benefits you can get.

The United States District Court for the Middle District of Florida is in charge of this case, called Strube, et al. v. American Equity Investment Life Insurance Company, Case No. 6:01-CV-1236-Orl-19DAB.  The people who sued are called “Plaintiffs,” and the company they sued, American Equity, is called the “Defendant.”

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You have received this notice package because American Equity’s records show that between November 1, 1995, and May 20, 2004, you purchased or owned at least one “equity indexed annuity” sold by American Equity and identified as Index-1, Index P-3, Index-4, Index-5, Index-6, Index-8, Index-10 or Index-12.

You have been sent this notice because you have a right to know about a proposed settlement of a class action lawsuit, and about all of your options, before the Court decides whether to approve the settlement.  If the Court approves the settlement, and after objections and appeals, if any, are resolved, you will be entitled to certain benefits provided by the settlement.

2)     What is this lawsuit about?  This lawsuit claims that American Equity misled purchasers of equity indexed annuities identified as Index-1, Index P-3, Index-4, Index-5, Index-6, Index-8, Index-10 or Index-12 and failed adequately to train and supervise the individual agents who sold the annuities.  American Equity denies that it did anything wrong, but the parties have determined that it is in the best interest of all policyholders and American Equity to resolve the dispute in its entirety.

3)     Why is this a class action?  In a class action, one or more people called Class Representatives sue on behalf of people who have similar claims.  All of these people are Class Members, and together they make up what is called the Class.  One court resolves the issues for all Class Members, except for those who exclude themselves from the Class.  In this case, the Class Representatives are Charles W. Strube, individually and as trustee of the Charles W. Strube Revocable Trust, and Wilbert Norris.

4)     Why is there a settlement?  The Court has not decided the case in favor of Plaintiffs or American Equity.  Instead, the parties submitted to a court-approved mediation process.  As a result of lengthy negotiations supervised by the mediator, a full resolution of all issues was reached subject to final Court approval, which all parties believe to be fair and equitable.  Resolving the dispute at this time also provides for expeditious relief to all Class members.  Subject to a final fairness hearing, as described in questions 21 through 23 below, the Court has made a preliminary determination at this time that the settlement is fair.

WHO IS IN THE SETTLEMENT

5)     How do I know if I am included in the settlement?  The Court decided that everyone who fits the following description is a Class Member:  All persons or entities who have purchased or have an ownership interest in the following types of equity indexed annuities issued by American Equity from November 1, 1995, through May 20, 2004: Index-1, Index P-3, Index-4, Index-5, Index-6, Index-8, Index-10 or Index-12.  Subject to the exceptions identified in the next question, if you fit this description, you are a Class Member.

6)     Are there any exceptions to being included in the settlement?  Yes.  Even if you fit the description in question 5, you are not a Class Member if you fall into any of the following categories:  (i) you surrendered your annuity, and when you did so you instructed American Equity to send the refunded money directly to another company to purchase an insurance or annuity product; (ii) while represented by a lawyer, you signed a document that operates to release American Equity from any claims concerning an annuity you owned; and (iii) you already had a claim about your annuity that was finally decided by a court of law.  In addition to these exceptions, any individual who fits the description above in question 5 but who is deceased and whose death benefit has been paid to the designated beneficiary also is not a Class Member.

7)     What if I am unsure whether I am included in the settlement?  If you are still not sure whether you are included, you can ask for free help.  You can call toll free 1-866-848-8052 for more information.

THE SETTLEMENT BENEFITS — WHAT YOU GET

8)     What does the settlement provide?  The settlement provides for specific economic benefits.  If you are a Class Member, you will be given the option to elect between “General Relief” and “Individual Relief,” as described below.  The settlement also provides for American Equity to make very specific changes to the way it conducts its business in order to address the claims asserted in the lawsuit.  These changes, which will be subject to review and monitoring by an Oversight and Compliance Committee, include agent training, point-of-sale monitoring, post-sale monitoring, the creation of

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informative and accurate marketing materials, adoption of a system to determine all changes to laws and regulations affecting the sale of equity indexed annuities, and maintenance of membership in the Insurance Marketplace Standards Association, an organization that promotes high ethical standards in the sale of annuity and insurance products.

9)     What is “General Relief”?  General Relief is a benefit being offered to all Class Members.  It consists of two parts.  First, if you are a Class Member, General Relief will enable you to annuitize — meaning you will receive monthly income payments from your annuity — at any time before you exhaust the Policy or reach the age of 95, without suffering surrender charges, penalties or forfeitures that might otherwise apply if there were no settlement.  Second, if you are a Class Member and you elect to annuitize, you will automatically have 2% added to the value of your annuity at the time of annuitization.  This means that if you are a Class Member electing General Relief, you will begin receiving monthly payments based on the value of your annuity after the 2% is added.  For example, if the value of your annuity is $100,000.00, electing this option would automatically entitle you to receive monthly income based on a value of $102,000.00.  If you are a Class Member, you can exercise your right to annuitize and receive the increase in value at any time before the Policy is exhausted or you reach the age of 95.

General Relief also is available to you if you are a Class Member who previously surrendered your annuity, and at the time of doing so you asked American Equity to send the refunded money directly to you.  If you fit this description, you will be given the opportunity to return the refunded money to American Equity for a brand new equity indexed annuity.  2% will be added to the value of that new annuity, and you will be given the right to immediate annuitization (monthly income payments) without suffering surrender charges, penalties or forfeitures that might otherwise apply if there were no settlement.

10)  What if I do not believe “General Relief” is adequate to compensate me?  If you believe that General Relief does not adequately address the level of actual harm you claim to have suffered, you may choose to pursue an option known as “Individual Relief.”  This process would involve the completion of a claim form and submission of supporting documents, which will be reviewed by a Claims Review Panel.  It should be noted, however, that if you seek Individual Relief and your claim is denied, you will not be entitled to General Relief unless that option is made available by the Claims Review Panel.

11)   How and when do I choose General or Individual Relief, and what if I want to leave things just the way they are?  If the Court approves the settlement, you will get another notice which will include an election form to choose the relief you want, and a claim form to be completed and submitted if you wish to elect Individual Relief.

If you do not select a form of relief, you will be automatically assigned General Relief.

Remember, with General Relief you can annuitize (receive monthly income payments) at any time before the Policy is exhausted or you reach the age of 95.  So if you decide to leave things just the way they are, and perhaps elect annuitization at a later date, you may do so.  This option will be further explained to you in the next notice.

12)   Am I waiving any rights by participating in the Class?  Unless you exclude yourself from the Class, you are staying in the Class, and that means that you cannot sue, continue to sue, or be part of any other lawsuit against American Equity about the legal issues in this case.  It also means that all of the Court’s orders will apply to you and legally bind you.

IF YOU DO NOTHING

13)   What happens if I do nothing at all?  If you do nothing at all, you will be included in the settlement, provided that you are an eligible Class Member.  If the Court approves the settlement, you will receive another notice telling you that the settlement has been approved and describing the benefits available to you.

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EXCLUDING YOURSELF FROM THE SETTLEMENT

14)   How do I get out of the settlement?  To exclude yourself from the settlement, you must send a letter by mail saying that you want to be excluded from Strube v. American Equity.  Be sure to include your name, address, telephone number, and your signature.  You must mail your exclusion request, postmarked no later than July 24, 2004, to:

Strube Exclusions

American Equity Investment Life Insurance Company
P.O. Box 71218
West Des Moines, IA  50325-0218

You cannot exclude yourself on the phone, by fax, or by e-mail.  If you ask to be excluded, you will not get any benefits from the settlement and you cannot object to the settlement.  You will not be legally bound by anything that happens in this lawsuit.  You may sue (or continue to sue) American Equity about these legal issues in the future.

15)   If I do not exclude myself, can I later sue American Equity on the same issues?  No.  Unless you exclude yourself, you automatically waive any right to sue American Equity for the claims resolved by this settlement.  If you have a pending lawsuit about the purchase of an equity indexed annuity from American Equity, you should speak to your personal lawyer in that case immediately.  You may have to exclude yourself from this Class to pursue or continue your own lawsuit.  Remember, all requests for exclusion must be postmarked by July 24, 2004.

16)  If I exclude myself, can I get anything from this settlement?  No.  If you exclude yourself, you will not get anything from this settlement.  But you may sue, continue to sue, or be part of a different lawsuit against American Equity.

THE LAWYERS REPRESENTING YOU

17)   Do I have a lawyer in this case? Yes.  If you elect to participate in the settlement, the law firm of Gordon Hargrove & James, P.A., which maintains offices in Fort Lauderdale, Florida and Orlando, Florida, will represent you and other Class Members.  These lawyers are called Class Counsel, and you will not be personally charged for these lawyers.  If you wish to be represented by your own lawyer, you may do so at your own expense.  If you hire your own lawyer, he or she must file what is called a “notice of appearance” with the Court no later than July 24, 2004.

18)   How will Class Counsel be paid?  Class Counsel has applied to the Court for an award of attorneys’ fees and expenses in the amount of $1.7 million, which the Court has preliminarily approved.  American Equity has agreed to pay all such fees and expenses so long as the Court makes a final determination that they are fair and reasonable.  To ensure that this amount would not come out of any benefits payable to Class Members, there was no discussion of fees and expenses between the parties until all terms and conditions of the settlement were agreed upon in the Court-approved mediation.  American Equity has agreed not to oppose the requested fees and expenses.  It has likewise agreed to pay the costs associated with administering the settlement.

OBJECTING TO THE SETTLEMENT

19)   How do I tell the Court if I wish to object to the settlement?  As a Class Member, if you do not like any part of the settlement, you are entitled to express your reasons why you do not think the Court should approve it.  If you wish to have the Court consider your objections, you must send a letter saying that you object to the settlement in Strube v. American Equity.  Be sure to include your name, address, telephone number, your signature, and the reasons you object to the settlement.  The objection must be filed with the Court in writing and also be sent to Class Counsel and Defense Counsel at the following addresses by July 24, 2004:

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COURT	CLASS COUNSEL	DEFENSE COUNSEL
Clerk of the Court	John R. Hargrove	Charles F. Smith
U.S. District Court for the	Gordon Hargrove	Skadden, Arps, Slate,
Middle District of Florida	& James P.A.	Meagher & Flom LLP
80 North Hughey Avenue	500 East Broward Boulevard	333 West Wacker Drive
Room 300	Suite 1000	Suite 2100
Orlando, FL 32801	Ft. Lauderdale, FL 33394	Chicago, IL 60606

20)   What is the difference between “objecting” and “excluding”?  “Objecting” is simply telling the Court that you do not like something about the settlement.  You can object only if you stay in the Class.

“Excluding” yourself from the Class is telling the Court that you do not want to be part of the Class.  If you exclude yourself from the Class, you will have no legal right to object to the settlement in this case because the case will no longer affect you.

THE COURT’S FAIRNESS HEARING

21)  When and where will the Court decide whether to approve the settlement?  The Court will conduct a Fairness Hearing at 12:00 p.m. (noon) on Monday, August 23, 2004, at the United States District Court for the Middle District of Florida, 80 North Hughey Avenue, Orlando, Florida, in Courtroom No. 1, 6th Floor.  At this hearing the Court will decide whether to certify the Class and will consider whether the settlement is fair, reasonable, and adequate.  If there are objections, the judge will consider them.  The judge will also listen to people who have asked in writing to be able to speak at the hearing and will likely decide on the amount which American Equity must pay in fees andexpenses to Class Counsel.  During or after the hearing, a determination will be made whether or not to approve the settlement.

22)   Must I attend the hearing?  No.  Although you are welcome to attend the hearing at your own expense, Class Counsel will be prepared to answer the judge’s questions.  If you decide to mail in an objection, you do not need to attend the hearing to express your views.  So long as you have mailed your objection in a timely manner, the Court will consider it.  If you have elected to hire your own lawyer, you may pay him or her to attend the hearing on your behalf.

23)   Will I be allowed to speak at the hearing?  Yes, provided that you follow the Court’s procedures.  If you wish to speak, you must ask the Court for permission by sending a letter stating that it is your “Notice of Intention to Appear in Strube v. American Equity.”  Be sure to include your name, address, telephone number, and your signature.  Your Notice of Intention to Appear must be filed with the Court no later than July 24, 2004, and copies must be sent to Class Counsel and Defense Counsel at the addresses listed above under question 19. If you have excluded yourself from the Class, you may not speak at the hearing.

GETTING MORE INFORMATION

24)   Are there more details about the settlement and the lawsuit? This notice summarizes the proposed settlement.  More details are in the Settlement Agreement, which has been filed with the Court.  You may obtain a copy of any pleading filed in this case, including the Settlement Agreement, by contacting the Clerk of the Court, Class Counsel or Defense Counsel at the addresses listed above under question 19.

25)   How do I get more information?  You can call toll free 1-866-848-8052 to ask any questions you have about the proposed settlement and the lawsuit, or to find out whether you are a member of the Class.

Dated this 22nd day of June, 2004.

QUESTIONS?  CALL TOLL FREE 1-866-848-8052